Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Adams Golf Announces Shareholder Approval of Reverse Stock Split Proposal
PLANO, TEXAS, February 11, 2008 — Adams Golf, Inc. (OTCBB:ADGO) today announced that, at a special meeting of its stockholders February 4, 2008, its stockholders approved an amendment to the Company’s certificate of incorporation to effect a one-for-four reverse stock split of the outstanding shares of the Company’s common stock. The Company expects the reverse stock split to be effective on or about February 15, 2008, after the Company files the amendment to its certificate of incorporation. Subject to processing by the over-the-counter bulletin board, the Company’s common stock should begin trading on a split-adjusted basis on the over-the-counter bulletin board on or about February 19, 2008.
In conjunction with the reverse stock split, the Company has submitted an application for listing its common stock on the NASDAQ Capital Market. The application is subject to review and approval by NASDAQ’s Listing Qualifications Department. The Company hopes to have its common stock listed on NASDAQ’s Capital Market by the end of the first quarter of 2008. There can be no assurance that the Company’s common stock will be approved for listing on any of the markets operated by NASDAQ.
“We are pleased to announce stockholder approval of our proposal to amend our certificate of incorporation to effect a one-for-four stock split,” stated Mr. Chip Brewer, President and CEO of Adams Golf. “As stated previously, our recent growth, the strengthening of our organization, our leadership position in the hybrid iron set category, and the investments we’ve made in our PGA, LPGA and Champions Tour staffs have convinced us that the time is right to re-list on NASDAQ. If we are able to obtain a listing on NASDAQ, we believe we can increase the investor audience and interest in our common stock. We believe that this status coupled with the continued execution of our growth strategy may lead to an increase in our valuation, one that we believe is more in-line with our long-term growth opportunities.”
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding using terminology such as “may,” “expect,” “intend,” “hopes,” “estimate,” “anticipate,” “plan,” “seek,” “feel,” “continued,” “continue” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: stockholder approval of the reverse stock split, the ability of the Company to satisfy the initial listing bid price requirement, Nasdaq approval of the listing, increased investor audience, interest or valuation, and events and other factors detailed under “Risk Factors” in our Securities and Exchange Commission filings. These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf
(972) 673-9000
pattywalsh@adamsgolf.com